Exhibit 10.1

Subscription Agreement

This Subscription Agreement (this “Subscription Agreement”), dated as of January 10, 2024, is entered into among BranchOut Food Inc., a Nevada corporation (fka Avolov LLC, an Oregon limited liability company) (the “Company”), and the purchasers listed on Schedule A hereto (each, a “Purchaser” and collectively, the “Purchasers”). Certain definitions used in this Subscription Agreement shall have the meanings given to them in Section 9 below.

WHEREAS, the Company is conducting an offering (the “Offering”) involving the sale of Senior Secured Notes (as defined below) in the aggregate Offering amount of up to Four Hundred Thousand Dollars ($400,000) USD and detachable warrants (the “Warrants”) to purchase in aggregate up to 100,000 shares of the Company’s Common Stock (as defined below) at an exercise price of $2.00 per share.

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to each Purchaser, and each Purchaser wishes to purchase from the Company, a Senior Secured Note and Warrant in exchange for the consideration (the “Consideration”) set forth opposite such Purchaser’s name on Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Description Of SENIOR SECURED NoteS, WARRANTS And Commitment

1.1 Description of Senior Secured Notes.

(a) Principal Amount; Interest. The Company has authorized the issuance and sale of senior secured promissory notes that shall be dated as of the Closing Date (as defined below) and shall be in the aggregate original principal amount of up to Four Hundred Thousand Dollars ($400,000) USD in substantially the form attached hereto as Exhibit A (the “Senior Secured Notes” and each a “Senior Secured Note”), subject to the receipt by the Company or Persons as directed by the Company of the Consideration no later than the Closing Date. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to such Purchaser a Senior Secured Note. Each Senior Secured Note will have a principal balance equal to the Consideration paid by such Purchaser for such Senior Secured Note, as set forth opposite such Purchaser’s name on Schedule A, and shall accrue interest on its unpaid principal balance at an aggregate rate of fifteen percent (15%) per annum (with a minimum of one year of interest), which interest shall accrue from the Closing Date and all accrued and unpaid interest shall be due and payable in full on the first Business Day of each month (the “Interest”). There will be a three (3)-day grace period following the first Business Day of each month, after which a late payment fee of $100 (the “Late Payment Fee”) per day shall be assessed and payable in addition to the past due Interest. Any arrears in Interest or the incurrence of a Late Payment Fee shall constitute an Event of Default under the Senior Secured Notes until cured, and the Purchaser shall be entitled to all remedies available to it under the Senior Secured Notes and this Agreement. The Senior Secured Notes shall be secured pursuant to the terms of a security agreement in substantially the form attached hereto as Exhibit B (the “Security Agreement”).

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(b) Maturity Date.

(i) Unless prepaid in full pursuant to Section 2.1 below, and subject to Section 1.1(b)(ii) below, the aggregate unpaid principal amount of the Senior Secured Notes, plus all accrued and unpaid Interest thereon, and all other amounts payable under the Senior Secured Notes shall be due and payable on the earlier of: (a) December 31, 2024, (b) the closing of a Qualified Subsequent Financing and (c) the closing of a Change of Control (any such date, the “Maturity Date”). The parties may adjust or extend the Maturity Date by written agreement.

(ii) Unless prepaid in full pursuant to Section 2.1, commencing as of July 1, 2024, in addition to the Interest payments described above, the Company shall make monthly payments to the Purchaser equal to 1/18th of the total principal amount outstanding under the Senior Secured Note within ten (10) days of the first day of each calendar month until the Senior Secured Note is paid in full.

1.2 Warrants.

Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, at and subject to the Closing, the Company agrees to issue and sell to each of the Purchasers (or a designee of a Purchaser), and each of the Purchasers agrees to purchase from the Company, a Warrant to purchase that number of shares of Common Stock set forth opposite such Purchaser’s (or designee’s) name on Schedule A hereto at an exercise price of $2.00 per share, with an exercise period of ten (10) years from the Closing Date. The shares of Common Stock issuable upon exercise of the Warrants shall be registered by the Company under the Act and, immediately after the Closing, the Company agrees to file the applicable registration statement under the Act covering all such shares of Common Stock (and to register or qualify such shares of Common Stock under any applicable Blue Sky or state securities law then in effect) and the Company agrees to maintain the effectiveness of such registration statement for a period of not less than ten (10) years, or if earlier, until all of the shares of Common Stock issuable upon exercise of the Warrant have been disposed of by the holder thereof. The Warrants shall be in substantially the form attached hereto as Exhibit C.

1.3 Use of Proceeds.

The proceeds from the sale and issuance of the Senior Secured Notes and Warrants shall be used to repay the outstanding indebtedness owing to John Hinman in the principal amount of $200,000 as well as to provide working capital for the Company.

1.4 Closing.

The closing of the sale of the Senior Secured Notes and Warrants in return for the Consideration paid by Purchasers (the “Closing”) will take place remotely via the exchange of documents and signatures on the date of and simultaneously with the execution of this Subscription Agreement, or at such other time and place as mutually agreed upon in writing by the Company and the Purchasers (the “Closing Date”). At the Closing, (i) each Purchaser (other than EVP (as defined below)) will deliver to the Company the amount of Consideration set forth opposite such Purchaser’s name on Schedule A hereto (which amount shall initially be wired to the trust account of Cairncross & Hempelmann to be held until the Consideration from all Purchasers has been received, at which time the Consideration (less the amount of the Closing Fees, which the Company agrees shall be retained and distributed by Cairncross & Hempelmann as set forth in Section 12.10 below) shall be delivered to the Company), (ii) EVP will deliver to the Company the amount of the Consideration set forth opposite EVP’s name on Schedule A hereto (which amount, less the amount of the EV Fees (as defined below) shall be wired directly to the Company in such amounts and at such times as set forth on Schedule A) and (iii) the Company will (A) deliver to each Purchaser an executed Senior Secured Note and Warrant and the Other Investor Agreements in return for the Consideration provided to the Company and (B) pay the Closing Fees as set forth in Section 12.10 below (which Closing Fees shall be deducted from the Consideration as described above).

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2.	PAYMENT AND PREPAYMENT OF senior secured NOTES

2.1 Prepayment.

The aggregate principal amount under the Senior Secured Notes and Interest (with a minimum of one year of interest) thereon may be prepaid in whole or in part, without any prepayment fee, at any time prior to the Maturity Date at the election of the Company, upon at least two (2) Business Days’ prior written notice to the Purchasers (a “Prepayment”); provided that partial Prepayments shall be allowed without any prepayment fee or penalty only to the extent that at the time the Senior Secured Notes is paid in full, each of the Purchasers shall have received minimum interest payments equal to at least one year’s Interest thereon in the aggregate. Any prepayment shall be made to the Purchasers on a pari passu basis.

2.2 Direct Payment.

The Company will pay all sums owing under the Senior Secured Notes to the Purchasers by same day wire transfer of immediately available funds to an account designated in writing by each Purchaser to the Company at least five (5) Business Days prior to the date of any payment. All payments by the Company shall be made without defense, set-off or counterclaim. Any payment or prepayment shall be credited first to accrued but unpaid Interest, and any remainder applied to payment of the principal amount then outstanding under the Senior Secured Notes. All payments shall be made to the Purchasers on a pari passu basis.

2.3 Payments Payable on Business Days.

Payments of all amounts due hereunder or under the Senior Secured Notes shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the immediately preceding Business Day, together with all interest (if any) accrued to and including such preceding Business Day.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS

In connection with the transactions contemplated by this Subscription Agreement, each Purchaser hereby represents and warrants to the Company as follows:

3.1 Authority.

Such Purchaser has the legal right, power and authority to enter into, execute, deliver and perform its obligations under this Subscription Agreement, the Other Investor Agreements and the agreements, documents and instruments contemplated thereby to which such Purchaser is a party and each such Purchaser’s director, partner, officer or agent executing and delivering this Subscription Agreement is authorized to do so. This Subscription Agreement, the Other Investor Agreements and the agreements, documents and instruments contemplated thereby to which such Purchaser is a party have been duly and validly executed and delivered and constitute legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

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3.2 Investor Status.

Such Purchaser and each equity owner of such Purchaser (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act, and as set forth in Schedule B attached hereto, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it and each equity owner of such Purchaser is capable of evaluating the merits and risks of the purchase of the Senior Secured Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) from the Company and the suitability thereof. Such Purchaser agrees to furnish any additional information reasonably requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

3.3 Investment Experience.

Such Purchaser is an investor in securities of development-stage companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.4 Investment for Purchaser’s Own Account.

Such Purchaser acknowledges that this Subscription Agreement is made with such Purchaser in reliance upon such Purchaser’s representations to the Company, which such Purchaser confirms by executing this Subscription Agreement, that (a) the Securities will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof and (b) it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, such Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Disclosure of Information; Non-Reliance.

Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering. Such Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, or benefit (whether legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Securities. In deciding to purchase the Securities, such Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Such Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

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3.6 Restricted Securities.

Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except with respect to the Common Stock issuable upon exercise of the Warrants (which shall be registered with the Securities Act by the Company following the Closing), such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of such Purchaser’s control, and that the Company is under no obligation, and may not be able, to satisfy.

3.7 No Public Market.

Such Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

3.8 No General Solicitation.

Such Purchaser, and its officers, managers, directors, employees, agents, stockholders, or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Such Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.9 Residence.

Such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

3.10 No “Bad Actor” Disqualifying Events.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to such Purchaser, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Purchasers to enter into this Subscription Agreement, the Company represents and warrants to Purchasers that, after giving effect to the transactions contemplated by this Subscription Agreement and the Other Investor Agreements:

4.1 Valid Existence and Authority.

The Company (a) is a limited liability company duly organized, validly existing, and in good standing under the laws of the Oregon, (b) has all requisite power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and the failure to obtain such qualification is likely to result in a Material Adverse Effect (as defined below). The Company has the requisite power and authority to execute, deliver, and perform its obligations under this Subscription Agreement, the Other Investor Agreements and all other agreements to which it is, or in connection with the transactions contemplated hereby may become, a party.

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4.2 Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Subscription Agreement or the Other Investor Agreement, or the right of the Company to issue the Securities, or to consummate the transactions contemplated hereby or thereby, or that, if determined adversely, would reasonably be expected to, either individually or in the aggregate, result in a material adverse effect on the Business, operations, assets or condition (financial or otherwise) of the Company (a “Material Adverse Effect”). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Company has not received any correspondence from any third party with respect to any of the foregoing.

4.3 Default.

The Company is not in material default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or any of its assets or properties are bound. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material default under any material contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

4.4 Capitalization.

(a) The authorized capital of the Company consists of 80,000,000 shares of Common Stock, of which 4,044,252 shares are issued and outstanding as of the date hereof. All of the shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

(b) All of the outstanding shares of Common Stock were issued in compliance with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any agreement or commitment to which the Company is a party or is subject or in violation of any preemptive or similar rights of any Person.

(c) Except as set forth on Schedule 4.4 hereto, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Capital Stock or obligating the Company to issue or sell any Capital Stock of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, voting agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the shares of Common Stock.

(d) All of the Company’s subsidiaries are listed on Schedule 4.4 hereto and all such subsidiaries are wholly owned by the Company.

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4.5 Authorization and Compliance with Laws and Material Agreements.

The execution, delivery and performance by the Company of this Subscription Agreement, the Other Investor Agreements and any other agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite corporate action on the part of the Company and do not and will not violate its Articles of Incorporation or bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. The Company has obtained all authorizations, approvals or consents of, and made all required filings or registrations with, any court, governmental authority or third Person that are necessary for the legally valid and enforceable execution, delivery or performance by the Company of this Subscription Agreement and the Other Investor Agreements. The Company is not in violation of any term of its Articles of Incorporation or bylaws or, in any material respect, of any contract, agreement, judgment or decree to which it is a party or by which it or any of its assets or properties are bound and is in material compliance with all applicable laws, regulations and rules.

4.6 Solvency.

After giving effect to the transactions contemplated by this Subscription Agreement and the Other Investor Agreements, the Company will be solvent, able to pay its debts as they mature, and have capital sufficient to carry on its Business and all businesses in which it is engaged.

4.7 Enforceability.

This Subscription Agreement and the Other Investor Agreements, when delivered, shall constitute legal, valid and binding obligations of the Company and shall be enforceable against the Company in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

4.8 Securities Laws.

The Company has complied with or is exempt from the registration and/or qualification requirements of all federal securities laws (including, but not limited to, the Securities Act and the rules and regulations thereunder, and the Exchange Act and the regulations thereunder) and any state securities or blue sky laws applicable to the issuance or sale of the Securities.

5.	CLOSING DELIVERABLES

The parties’ obligations hereunder shall be subject to:

5.1 The performance by each party of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of the Senior Secured Notes and Warrants.

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5.2 Each Purchaser’s delivery on the Closing Date of the full Consideration as directed in this Subscription Agreement, together with: (i) this Subscription Agreement, (ii) the Senior Secured Note issued to such Purchaser, (iii) the Security Agreement, and (iv) the Warrant issued to such Purchaser, each duly executed by such Purchaser.

5.3 The Company’s delivery on the Closing Date of the following, each duly executed by the Company: (i) this Subscription Agreement, (ii) the Senior Secured Notes, (iii) the Security Agreement and (iv) the Warrants.

6.	EVENTS OF DEFAULT

6.1 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default:”

(a) The Company shall fail to perform or observe any material agreement, covenant, term or condition contained in this Subscription Agreement or in any of the Other Investor Agreements, other than an Economic Default (as defined below);

(b) The Company shall fail to pay, when due, any principal, interest, or other sums payable under either the Senior Secured Notes or this Subscription Agreement (an “Economic Default”); or

(c) The Company shall become subject to an Event of Bankruptcy.

Any Event of Default described under this Section 6.1, other than an Economic Default, shall be referred to as a “Non-Economic Default.”

6.2 Remedies of Holder upon Occurrence of Event of Default.

If any Event of Default described in Section 6.1 occurs and continues for a period of (a) ten (10) days, in the case of an Economic Default, or (b) thirty (30) days, in the case of a Non-Economic Default, after written notice thereof given by either of the Purchasers to the Company, then such Purchaser shall, by written election, elect to either (i) declare such Purchaser’s Senior Secured Note immediately due and payable, or (ii) continue to hold such Purchaser’s Senior Secured Note with the rate of Interest set forth in Section 1.1 hereof increased by 9% (from 15% to 24%), for so long as the Event of Default shall remain uncured.

7.	seniority

Notwithstanding any provision in this Subscription Agreement to the contrary, the Indebtedness evidenced by the Senior Secured Notes issued to Purchasers, and each Purchaser’s rights and remedies hereunder and under the Other Investor Agreements, shall be senior in all respects to the liens, terms, covenants and conditions of all existing debt of the Company, except for the Permitted Senior Obligations, and, to the extent of any conflict or inconsistency between the other terms of this Subscription Agreement and this Section 7, the provisions of this Section 7 shall control. Each Purchaser acknowledges and agrees that the Indebtedness evidenced by the Senior Secured Note issued to such Purchaser, and such Purchaser’s rights and remedies hereunder and under the Other Investor Agreements, shall be junior with respect to any Collateral (as defined in the Security Agreement) that is subject to the Permitted Senior Obligations (including the Permitted Senior Liens) for so long as such Permitted Senior Obligations remain outstanding.

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8.	REPLACEMENT OF Senior Secured NoteS

Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of a Senior Secured Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of such Senior Secured Note the Company, without charge to the Holder thereof, will make and deliver a new Senior Secured Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Senior Secured Note. If any such lost, stolen or destroyed Senior Secured Note, is owned by such Purchaser or any other Holder whose credit is satisfactory to the Company, then the affidavit of such Holder, if an individual, or an authorized officer of such Holder, if an entity, setting forth the fact of loss, theft or destruction and of its ownership of such Senior Secured Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Senior Secured Note other than a written indemnification agreement of such owner (in form reasonably satisfactory to the Company).

9.	INTERPRETATION OF AGREEMENT

9.1 Certain Terms Defined. Capitalized terms used in this Subscription Agreement that are not otherwise defined herein shall have the meanings given to them below:

(a) Business. This term means the financing, management and operation of the Company.

(b) Business Day. This term means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in Oregon.

(c) Capital Stock. This term means any capital stock, equity interests, stock options, warrants and any other equity securities of the Company, whether authorized as of or after the date hereof.

(d) Change of Control. This term means: (i) the sale of more than 50% of the total outstanding equity of the Company in a non-public sale, (ii) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (x) persons who were voting directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors or other comparable control group of the surviving entity immediately after such transaction, or (y) persons who hold a majority of the voting equity of the surviving entity immediately after such transaction are not persons who directly or indirectly held a majority of the voting equity of the Company immediately prior to such transaction.

(e) Dispose. This term means to sell, convey, license, transfer, assign, lease, abandon or otherwise dispose (including in a sale and leaseback transaction).

(f) Event of Bankruptcy. This term means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act that shall not be dismissed or stayed within ninety (90) days, (b) the admission in writing by a Person of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person’s assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction that shall not be dismissed or stayed within seventy-five (75) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within seventy-five (75) days.

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(g) Equity Securities. This means any and all shares of Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares of Common Stock, and options, warrants or other rights to acquire such shares of Common Stock.

(h) Exchange Act. This term means the Securities Exchange Act of 1934, as amended.

(i) GAAP. This term means generally accepted accounting principles, applied on a consistent basis.

(j) Holder. This term means, when used in reference to the Senior Secured Notes and Warrants issued pursuant to this Subscription Agreement, the Person (including each Purchaser) who, at the time of determination, is the lawful owner as the Purchaser or as permitted successor purchaser, assignee, or transferee pursuant to this Subscription Agreement, the Senior Secured Notes and the Warrants.

(k) Indebtedness. This term means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than ninety (90) days past due excluding trade accounts payable in an aggregate principal amount at any time outstanding of $25,000 that are being contested in good faith, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (c), (d) or (e), excluding trade accounts payable in the ordinary course of business.

(l) Lien. This term means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

(m) Other Investor Agreements. This term means the Senior Secured Notes, the Security Agreement, the Warrants, and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company, any guarantor or any other Person and delivered to and for the benefit of such Purchaser or any Person participating with such Purchaser in the Offering.

(n) Permitted Senior Liens. This term means the Liens evidenced by the Permitted Senior Obligations.

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(o) Permitted Senior Obligations. This term means the following obligations owing by the Company as of the date hereof: any amounts owing to the U.S. Small Business Administration as secured by that certain UCC-1 Financing Statement filed May 27, 2020.

(p) Person. This term means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, limited liability company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

(q) Property. This term means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

(r) Qualified Subsequent Financing. This term means the next sale (or series of related sales) by the Company, of any security that occurs prior to the Maturity Date, including a debt or equity financing in which the Company receives aggregate gross proceeds of One Million Five Hundred Thousand Dollars ($1,500,000.00) or more from any parties that do not currently own, directly or indirectly, independently or through any affiliated entities, any Capital Stock (excluding, for the avoidance of doubt, the principal amount of the Senior Secured Notes).

(s) Securities Act. This term means the Securities Act of 1933, as amended.

Terms that are defined in other Sections of this Subscription Agreement shall have the meanings specified therein. All other terms contained in this Subscription Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in Nevada, as from time to time in effect.

10.	AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until all of the obligations due to Purchasers under the Senior Secured Notes have been finally and irrevocably paid in full in accordance with the terms thereof unless waived in writing by the Purchasers:

10.1 Performance of Contractual Obligations.

The Company will duly and punctually pay and/or perform its obligations under this Subscription Agreement and the Other Investor Agreements.

10.2 Preservation of Existence and Conduct of Business.

The Company will preserve and maintain its existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its Business, and conduct its Business as presently conducted in an orderly and efficient manner in accordance with good business practices.

10.3 Financial Reporting.

(a) Quarterly Reporting. Prior to the exercise of its respective Warrant, each Purchaser shall be entitled to receive, as soon as available, and in any event within 45 days after the end of each fiscal quarter, reviewed consolidated balance sheets of the Company and its subsidiaries, unaudited consolidated statements of income, cash flows, and stockholders’ equity for each such quarterly period and for the current fiscal year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

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(b) Annual Financial Statements. Prior to the exercise of its respective Warrant, each Purchaser shall be entitled to receive, as soon as available, and in any event within ninety (90) days after the end of each fiscal year, reviewed consolidated balance sheets of the Company and its subsidiaries as at the end of each such fiscal year and reviewed consolidated statements of income, cash flows, and stockholders’ equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, accompanied by the certification of independent certified public accountants certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

10.4 Inspection Rights.

Upon reasonable notice from a Purchaser, the Company shall, and shall cause its directors, officers, and employees to, afford such Purchaser and its representatives reasonable access during normal business hours to (i) the properties, offices, plants, and other facilities of the Company and its subsidiaries, (ii) the corporate, financial and similar records, reports, and documents of the Company and its subsidiaries, and (iii) the officers, senior employees, and public accountants of the Company and its subsidiaries, and to afford such Purchaser and its representatives the opportunity to discuss and advise on the affairs, finances, and accounts of the Company and its subsidiaries with their officers, senior employees, and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and its representatives such affairs, finances, and accounts).

10.5 Budget.

Not later than thirty (30) days prior to the commencement of each fiscal year, the Company shall prepare and provide to the Purchasers an annual operating budget for the Company and its subsidiaries in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections, covenant compliance calculations of all outstanding and projected indebtedness, and profit and loss projections, all itemized in reasonable detail.

10.6 Reservation of Common Stock.

The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of the Warrants, such shares of Common Stock, as from time to time shall be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such shares of Common Stock that may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the exercise price by Holder) and nonassessable and free from all preemptive rights and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed.

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11.	NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until all of the obligations due to Purchasers under the Senior Secured Notes have been finally and irrevocably paid in full in accordance with the terms thereof unless waived in writing by the Purchasers:

11.1 No Senior Indebtedness.

The Company shall not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness senior in right of payment or otherwise to the Senior Secured Notes, and all outstanding current and any future obligations of the Company to its officers and/or directors and any additional debt instruments issued by the Company shall be subordinated to the Senior Secured Notes in all material respects, except for the Permitted Senior Liens (solely to the extent such Permitted Senior Liens remain outstanding).

11.2 Limitation on Liens.

The Company shall not incur, assume or permit to exist any Lien on any Property (including, without limitation, the Collateral (as defined in the Security Agreement) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except for the Senior Liens (solely to the extent such Senior Liens remain outstanding).

11.3 Limitations on Dispositions.

The Company shall not Dispose of any of its Property (including, without limitation, any Collateral), whether now owned or hereinafter acquired except:

(a) the sale or Disposition of machinery and equipment no longer used or useful in the business of the Company;

(b) the Disposition of obsolete or worn-out Property in the ordinary course of business;

(c) the sale of inventory and immaterial assets in the ordinary course of business; or

(d) Dispositions of machinery, equipment or other fixed assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within one hundred eighty (180) days or (B) the proceeds of such disposition are applied to the purchase price of replacement assets within one hundred eighty (180) days.

12.	MISCELLANEOUS

12.1 Notices.

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder or the Other Investor Agreements shall be in writing and delivered by hand or overnight courier service or sent by facsimile or email as follows:

(a) if to the Company, to the address listed on Schedule A hereto; and

(b) if to a Purchaser, to it at such Purchaser’s address listed on Schedule A hereto.

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Notices sent by hand or overnight courier service shall be deemed to have been given when received and notices sent by electronic communications, shall be effective upon confirmation received by the sender, including transmittal coded “advise when received” or words of similar meaning.

12.2 Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Subscription Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. This Subscription Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

12.3 Headings.

The headings of the Sections and Subsections of this Subscription Agreement are inserted for convenience only and do not constitute a part of this Subscription Agreement.

12.4 Counterparts.

This Subscription Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

12.5 Electronic Signatures.

The parties agree that the electronic signatures, whether digital or encrypted, of the parties included in this Subscription Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

12.6 Reliance on and Survival Provisions.

All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing, shall survive the Closing until all obligations of the Company under this Subscription Agreement and the Other Investor Agreements shall have been satisfied in full.

12.7 Integration and Severability.

This Subscription Agreement and the Other Investor Agreements embody the entire agreement and understanding between Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Subscription Agreement or in the Senior Secured Notes, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

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12.8 Governing Law.

This Subscription Agreement is entered into within and shall be governed by and construed under the laws of Delaware, without giving effect to conflict of laws principles thereunder.

12.9 WAIVERS; MODIFICATION.

NO PROVISION OF THIS SUBSCRIPTION AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

12.10 Expenses.

The Company shall pay all costs and expenses that it and the Purchasers incur with respect to the negotiation, execution, or delivery of this Subscription Agreement, including Forty Thousand Dollars ($40,000) for due diligence and continued advisory fees (“Due Diligence Fees”) payable to Eaglevision Ventures, Inc. (“Eaglevision”) and reimbursement of Eaglevision’s legal fees (“Legal Fees” and together with the Due Diligence Fees, the “Closing Fees”), which Closing Fees shall be paid at Closing as follows: (a) EagleVision Fund L.P. (“EVP”) shall deduct an aggregate of $40,000 from the Consideration otherwise payable by EVP to the Company as payment of the EV Fees (as set forth on Schedule A hereto) and (b) the amount of Legal Fees shall be retained by Cairncross & Hempelmann from the Consideration paid by the other Purchasers (other than by EVP).

12.11 Attorneys’ Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.12 Amendments; Waivers.

Any term of this Subscription Agreement or the Senior Secured Notes may be amended and the observance of any term of this Subscription Agreement or Senior Secured Notes may be waived with the written consent of the Company and the Purchasers. Any waiver or amendment effected in accordance with this Section 12.12 will be binding upon each party to this Subscription Agreement and each Holder of a Senior Secured Note purchased under this Subscription Agreement then outstanding and each future Holder of the Senior Secured Notes.

12.13 Legal Counsel.

The parties acknowledge that Cairncross & Hempelmann and its attorneys have acted as legal counsel to Eaglevision in the preparation and negotiation of this Subscription Agreement and the Other Investor Agreements and have not acted as counsel to any other Person, including, without limitation, the Company or the Purchasers.

12.14 Assignment.

The Purchasers and any subsequent Holder may sell, assign or transfer this Subscription Agreement, the Senior Secured Notes (upon an Event of Default that has not or cannot been cured pursuant to Section 6 hereof) or any of the Other Investor Agreements (in accordance with their terms), including, without limitation, each Purchaser’s or Holder’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder, as the case may be, without the consent of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and each Purchaser have caused this Subscription Agreement to be executed and delivered by their respective officers thereunto duly authorized.

COMPANY:

BRANCHOUT FOOD INC. (FKA AVOLOV LLC)

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer

Company’s Address for Notices:

20724 Carmen Loop, Suite 120

Bend, OR 97702

Attn: Eric Healy

Email: eric@branchoutfood.com

PURCHASER:

By:
Name:
Title:

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Subscription Agreement

Common Stock – 4,044,252

Warrants - 447,246 at an average price $6.83 and average life of 6.9 years

Options – 226,911 at an average price of $3.62

SCHEDULE A

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Subscription Agreement

Purchaser Information

Purchaser Name and Address	Principal Amount of Senior Secured Note and Consideration to be Paid:	Maximum Number of Shares of Common Stock Subject to Warrant

TOTALS	$400,000	100,000

SCHEDULE B

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Subscription Agreement

Accredited Investor Definition

This Schedule provides the definition of an Accredited Investor, as it pertains to private offerings pursuant to Regulation D, under the Securities Act of 1933. As used in Rule 501 of Regulation D, under the Securities Act of 1933 (17 C.F.R. §230.501), an Accredited Investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):(A) The person’s primary residence shall not be included as an asset;(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:(A) Such right was held by the person on July 20, 2010; (B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and(C) The person held securities of the same issuer, other than such right, on July 20, 2010;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

(8) Any natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); and

(9) Any entity in which all of the equity owners are accredited investors.

SCHEDULE C

CLOSING FEES

Name of Recipient	Amount to be Paid	Wire Transfer Instructions
Eaglevision Ventures, Inc. 19036 Mt Shasta Drive Bend, OR 97703 Attn: John Dalfonsi Email:	$40,000	Deducted from amount funded by Eaglevision Fund LP

Cairncross & Hempelmann	Amount of legal fees to be reimbursed	Deducted from amounts held in Cairncross & Hempelmann trust account

EXHIBIT A

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Subscription Agreement

Form of Senior Secured Note

EXHIBIT B

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Subscription Agreement

Form of Security Agreement

EXHIBIT C

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Subscription Agreement

Form of Warrant